Exhibit 4.24.8

LETTER AGREEMENT N° 2.3

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

Avenida Calle 26

No. 59-15 Bogota,

Colombia

GRUPO TACA HOLDINGS LIMITED,

Winterbotham Place,

Marlborough and Queen Streets

P.O. Box N-3026 Nassau,

the Bahamas

Subject: ***

GRUPO TACA HOLDINGS LIMITED, AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA (jointly and severally referred to as the “Buyer”) and AIRBUS S.A.S. (the “Seller”) have entered into an A320neo Family Purchase Agreement (the “Agreement”) on April 30th, 2015 which covers, among other things, the manufacture and the sale by the Seller and the purchase by the Buyer of the Aircraft under the terms and conditions in said Agreement.

The Buyer and the Seller have agreed to set forth in this Letter Agreement N°2.3 (the “Letter Agreement N°2.3”) certain additional terms and conditions regarding the Aircraft.

Capitalized terms used herein and not otherwise defined in this Letter Agreement N°2.3 shall have the meanings assigned thereto in the Agreement.

Both Parties agree that this Letter Agreement N°2.3, upon execution hereof, shall constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement N°2.3 shall be governed by all the provisions of the Agreement; as such provisions have been specifically amended pursuant to this Letter Agreement N°2.3. If there is any inconsistency between the provisions of the Agreement and the provisions of this Letter Agreement N°2.3 then the provisions of this Letter Agreement N°2.3 will govern.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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LETTER AGREEMENT N° 2.3

0	PREAMBLE

***

1	AMENDED PROVISIONS

1.1	In consideration of Avianca, GTH, Avianca Holdings and the Seller having entered as of even date herewith into the *** Amendment No3 (the “*** Amendment No3”) to ***

1.2	Clause 0 of the Agreement, is hereby deleted and replaced in its entirety by the Appendix 0 attached hereto, to amend the definition of ***

1.3	The Appendix 2 to the Letter Agreement No2 of the Agreement, as amended from time to time, is hereby deleted and replaced in its entirety by the Appendix 2 attached hereto, to ***.

1.4	The Appendix 9 to the Letter Agreement No2 of the Agreement, as amended from time to time, is hereby deleted and replaced in its entirety by the Appendix 9 attached hereto, to ***.

1.5	*** quantities of support services set out in Appendix A to Clause 15, Appendix A to Clause 16 are hereby replaced with the quantities set out in the table below:

***

2	PAYMENTS

***

3	REIMBURSEMENT

***

4	ASSIGNMENT

Except as provided in Clause 21 of the Agreement, this Letter Agreement N°2.3 is not transferable, and the Buyer’s rights under this Letter Agreement No2.2 shall not be assigned, sold, transferred or otherwise alienated by operation of law or otherwise to any person other than the Buyer. Any unauthorised assignment, sale, transfer or other alienation of the Buyer’s rights under this Letter Agreement N°2.3 with respect to any Aircraft will be void and without effect.

5	CONFIDENTIALITY

This Letter Agreement N°2.3 (and its existence) shall be treated by both parties as confidential in accordance with Clause 22.15 of the Agreement.

6	COUNTERPARTS

This Letter Agreement N°2.3 may be signed in any number of separate counterparts. Each counterpart, when signed and delivered (including counterparts delivered by facsimile transmission) shall be an original, and the counterparts together shall constitute one and the same instrument.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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LETTER AGREEMENT N° 2.3

7	INTERPRETATION AND LAW

THIS LETTER AGREEMENT N°2.3 SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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LETTER AGREEMENT N° 2.3

If the foregoing correctly sets forth our understanding, please execute three (3) originals in the space provided below and return one (1) original of this Letter Agreement N°2.3 to the Seller.

Agreed and Accepted

For and on behalf of

AIRBUS S.A.S.

Title:

Title:

Signature:

Agreed and Accepted	Agreed and Accepted

For and on behalf of	For and on behalf of

AEROVIAS DEL CONTINENTE	GRUPO TACA HOLDINGS LIMITED
AMERICANO S.A. AVIANCA.

Name :	Name :

Title:	Title:

Signature:	Signature:

Date: August    , 2016

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 0 to LETTER AGREEMENT N° 2.3

0	DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided, the following terms will have the following meanings:

2011 Agreement	The purchase agreement between Avianca Holdings and the Seller, dated December 27, 2011, as subsequently amended assumed and partially assigned to the Buyer

A319 Aircraft	An Airbus A319neo aircraft delivered or to be delivered under this Agreement, including the Airframe, the Propulsion Systems, and any part, component, furnishing or equipment installed in or on the Aircraft on Delivery

A319 Standard Specification	The A319-100N standard specification document *** published by the Seller, a copy of which is annexed to Exhibit A

A319 Specification	The A319 Standard Specification as amended by the Specification Change Notices (“SCN”) listed in Part 1 of Appendix 3; and as may be further amended pursuant to Clause 2.2

A320 Aircraft	An Airbus A320neo aircraft delivered or to be delivered under this Agreement, including the Airframe, the Propulsion Systems, and any part, component, furnishing or equipment installed in or on the Aircraft on Delivery

A320 Standard Specification	The A320-200N standard specification document *** published by the Seller, a copy of which is annexed to Exhibit A;

A320 Specification	The A320 Standard Specification as amended by the Specification Change Notices (“SCN”) listed in Part 2 of Appendix 3; and as may be further amended pursuant to Clause 2.2

A321 Aircraft	An Airbus A321neo aircraft delivered or to be delivered under this Agreement, including the Airframe, the Propulsion Systems, and any part, component, furnishing or equipment installed in or on the Aircraft on Delivery

A321 Standard Specification	the A321-200N standard specification document *** published by the Seller, a copy of which is annexed to Exhibit A

A321 Specification	The A321 Standard Specification as amended by the Specification Change Notices (“SCN”) listed in Part 3 of Appendix 3; and as may be further amended pursuant to Clause 2.2

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 0 to LETTER AGREEMENT N° 2.3

Affiliate	With respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity

AirbusWorld	As defined in in Clause 14.10.1

Aircraft	Individually or collectively the A319 Aircraft, the A320 Aircraft and/or the A321 Aircraft purchased or to be purchased under this Agreement

Aircraft Training Services	means all training courses, flight training, line training, flight assistance, line assistance, maintenance support, maintenance training (including Practical Training) or training support performed on Aircraft and provided to the Buyer pursuant to this Agreement

Aircraft Type	With respect to any one Aircraft, its type: either A319, A320 or A321, as set forth in Clause 9.1.1

Airframe	Any Aircraft, excluding the Propulsion Systems therefor

Airframe Price Revision Formula	As set forth in Part 1 of Exhibit C

Air N@v Family	As set forth in Clause 14.9.1

AOG	As set forth in Clause 15.1.4

Authorized Officer	As set forth in Clause 20.6

Avianca Holdings	The Buyer’s Affiliate AVIANCA HOLDINGS S.A., legal successor of AviancaTaca Holding S.A., a company created and existing under the laws of Panama having its registered office at Aquilino de la Guardia Calle No. 8, Ciudad de Panamá, República de Panamá.

Aviation Authority	When used with respect to any jurisdiction, the government entity that, under the laws of such jurisdiction, has control over civil aviation or the registration, airworthiness or operation of civil aircraft in such jurisdiction

Balance of the Final Price	As set forth in Clause 5.4

***

Base Price	As set forth in Clause 3.1 with respect to any Aircraft, Airframe, SCNs or Propulsion Systems

Bill of Sale	As set forth in Clause 9.2.2

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 0 to LETTER AGREEMENT N° 2.3

Business Day	With respect to any action to be taken hereunder, a day other than a Saturday, Sunday or other day designated as a holiday in ***

Buyer Furnished Equipment or BFE	as set forth in Clause 18.1.1

BFE Data	As set forth in Clause 14.3.2.1

Buyer’s Inspectors	As set forth in Clause 6.2.1

Certificate	As set forth in Clause 16.4.4

Certificate of Acceptance	As set forth in Clause 8.3

CFM	The Propulsion Systems Manufacturer CFM INTERNATIONAL

CFM Price Revision Formula	Price revision formula applicable to the Reference Price of CFM Propulsion Systems, as set forth in Part 2 of Exhibit C

Change in Law	As set forth in Clause 7.3.1

Clause 19 Indemnitee	As set forth in Clause 19.3

Clause 19 Indemnitor	As set forth in Clause 19.3

COC Data	As set forth in Clause 14.8

Commitment Fee	As set forth in Clause 5.2

Contractual Definition Freeze or CDF	As set forth in Clause 2.4.2

Customization Milestones Chart	As set forth in 2.4.1

Declaration of Design and Performance or DDP	The documentation provided by an equipment manufacturer guaranteeing that the corresponding equipment meets the requirements of the Specification, the interface documentation as well as all the relevant certification requirements.

Delivery	As set forth in Clause 9.2.2

Delivery Date	The date on which Delivery occurs

Delivery Location	The facilities of the Seller at the location of final assembly of the Aircraft in Europe, the United States of America ***

Delivery Period	As set forth in Clause 11.1

Development Changes	As set forth in Clause 2.2.2

EASA	European Aviation Safety Agency or any successor thereto

Excusable Delay	As set forth in Clause 10.1

Export Certificate of Airworthiness	An export certificate of airworthiness issued by the Aviation Authority of the Delivery Location.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 0 to LETTER AGREEMENT N° 2.3

FAA	The U.S. Federal Aviation Administration, or any successor thereto

Failure	As set forth in Clause 12.2.1

Final Price	As set forth in Clause 3.2

Fleet Serial Number	As set forth in Clause 14.2.1

Goods and Services	Any goods and services that may be purchased by the Buyer from the Seller or its designee, excluding the Aircraft or any other aircraft

Ground Training Services-	All training courses performed in classrooms (classical or Airbus CBT courses), full flight simulator sessions, fixed base simulator sessions and any other services provided to the Buyer on the ground pursuant to this Agreement and which are not Aircraft Training Services

IAE	The Propulsion Systems Manufacturer IAE LLC

In-house Warranty	As set forth in Clause 12.1.7.1

In-house Warranty Labor Rate	As set forth in Clause 12.1.7.5

Interface Problem	As set forth in Clause 12.4.1 of this Agreement

Item	As set forth in Clause 12.2.1

Losses	As set forth in Clause 19.1

Manufacture Facilities	The various manufacture facilities of the Seller, its Affiliates or any subcontractor, where the Airframe or its parts are manufactured or assembled

Manufacturer Specification Change Notice (MSCN)	As set forth in Clause 2.2.2.1

Material	As set forth in Clause 1.2 of Exhibit H

NFF	As set forth in Clause 12.1.6.7

Non-Excusable Delay	As set forth in Clause 11.1

Other Items	As set forth in Clause 13.1.3

Paris Convention	As set forth in Clause 13.1.1.(ii).(2)

PEP	As set forth in Clause 14.13.1

Practical Training	As set forth in Clause 16.8.2

Predelivery Payment or PDP	Any of the payments determined in accordance with Clause 5.3

Predelivery Payment Reference Price or PDPRP	As set forth in Clause 5.3.1

Propulsion Systems	As set forth in Clause 2.3

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 0 to LETTER AGREEMENT N° 2.3

Propulsion Systems Base Price	As defined in Clause 3.1.2

Propulsion Systems Manufacturer	The manufacturer of the Propulsion Systems as set forth in Clause 2.3

Propulsion Systems Price Revision Formula	The PW Price Revision Formula or the CFM Price Revision Formula, as applicable

PW	In this Agreement, reference to PW or PRATT & WITHNEY shall be deemed references to IAE LLC

PW Price Revision Formula	Price revision formula applicable to the Reference Price of PW Propulsion Systems, as set forth in Part 3 of Exhibit C

Ready for Delivery	With respect to any Aircraft, the time when (i) the Technical Acceptance Process has been completed in accordance with Clause 8 and (ii) all technical conditions required for the issuance of the Export Certificate of Airworthiness have been satisfied

Reference Price	The Reference Price of a set of Propulsion Systems as set out in Part 2 or Part 3 of Exhibit C, as applicable

Revision Service Period	As set forth in Clause 14.5

Scheduled Delivery Month	As set forth in Clause 9.1.2

Scheduled Delivery Period	as defined in Clause 9.1.1

Scheduled Delivery Quarter	As set forth in Clause 9.1.2

Seller’s Representatives	The representatives of the Seller referred to in Clause 15

Seller’s Representatives Services	The service provided by the Seller to the Buyer and from the Buyer to the Seller pursuant to Clause 15.4

Seller Service Life Policy	As set forth in Clause 12.2

Seller’s Training Center	As set forth in Clause 16.3.1

Spare Parts	The items of equipment and material that may be provided pursuant to Exhibit H

Specification	With respect to A319 Aircraft, A320 Aircraft and A321 Aircraft, respectively the A319 Specification, the A320 Specification and the A321 Specification

Specification Change Notice or SCN	As set forth in Clause 2.2.1

Standard Specification	With respect to A319 Aircraft, A320 Aircraft and A321 Aircraft, respectively the A319 Standard Specification, the A320 Standard Specification and the A321 Standard Specification

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 0 to LETTER AGREEMENT N° 2.3

Subsidiary	When in relation to the Buyer, any corporation or company that is partially or wholly owned or controlled by Avianca Holdings; when in relation to the Seller, any corporation or company that is partially or wholly owned or controlled by the Seller

Supplier	Any supplier of Supplier Parts

Supplier Part	As set forth in Clause 12.3.1.2

Supplier Product Support Agreement	As set forth in Clause 12.3.1.3.

Technical Acceptance Process	As set forth in Clause 8.1.1

Technical Acceptance Flight	As set forth in Clause 8.1.2

Technical Data	As set forth in Clause 14.1

Termination	As set forth in Clause 20.2

Termination Event	As set forth in Clause 20.1

Third Party Entity	As set forth in Clause 12.8

Total Loss	As set forth in Clause 10.4

Training Conference	As set forth in Clause 16.1.3

Training Course Catalogue	As set forth in Clause 16.4.1

Type Certificate	As set forth in Clause 7.1

USD	United States Dollar

Warranty Claim	As set forth in Clause 12.1.5

Warranted Part	As set forth in Clause 12.1.1

Warranty Period	As set forth in Clause 12.1.3

The definition of a singular in this Clause 0 will apply to plurals of the same words and vice versa.

References in this Agreement to an exhibit, schedule, article, section, subsection or clause refer to the appropriate exhibit or schedule to, or article, section, subsection or clause in this Agreement.

Each agreement defined in this Clause 0 will include all appendixes, exhibits and schedules thereto. If the prior written consent of any person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such person is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

References in this Agreement to any statute will be to such statute as amended or modified and in effect at the time any such reference is operative.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 0 to LETTER AGREEMENT N° 2.3

References to a person shall be construed as including, without limitation, references to an individual, firm, company, corporation, unincorporated body of persons and any state or agency of a state.

The term “including” when used in this Agreement means “including without limitation” except when used in the computation of time periods.

The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement, and not a particular Clause thereof. .

Technical and trade terms not otherwise defined herein will have the meanings assigned to them as generally accepted in the aircraft manufacturing industry.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 2 to LETTER AGREEMENT N° 2

2	SPECIFICATION

2.1	Aircraft Specification

2.1.1	A319 Aircraft shall be manufactured in accordance with the A319 Specification;

A320 Aircraft shall be manufactured in accordance with the A320 Specification;

A321 Aircraft shall be manufactured in accordance with the A321 Specification.

2.1.2	Part 1, Part 2 and Part 3 of Appendix 3 shall include SCNs to *** the design weights set forth in the applicable Standard Specification to at least the design weights (Maximum Take-off Weight (“MTOW”) Maximum Landing Weight (“MLW”) and Maximum Zero Fuel Weight (“MZFW”)) set forth in the table below:

	MTOW	MLW	MZFW
A319 Aircraft	***	***	***
A320 Aircraft	***	***	***
A321 Aircraft	***	***	***

2.1.3	***

2.2	Specification Amendment

The Specification may be further amended following the execution of the Agreement in accordance with the terms of this Clause 2.2

2.2.1	Specification Change Notice

The Specification may be amended by written agreement between the parties in a Specification Change Notice (SCN). Each SCN shall be substantially in the form set out in Part 1 of Appendix B, and shall set out the SCN’s Aircraft embodiment rank and shall also set forth, in detail, the particular change to be made to ***. An SCN may result in an adjustment of the Base Price of the Aircraft, which adjustment, if any, shall be specified in the SCN.

***

Should the Buyer require any information from the Seller with respect to any potential effect of an SCN on maintainability; operation; BFE or interchangeability and replaceability of parts before execution of such SCN, the Seller shall provide such information to the Buyer.

2.2.2	Development Changes

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 2 to LETTER AGREEMENT N° 2

The Specification may also be amended to incorporate changes deemed necessary by the Seller to improve the Aircraft, prevent delay or ensure compliance with the Agreement (“Development Changes”), as set forth in this Clause 2.2.2.

2.2.2.1	Manufacturer Specification Changes Notices

2.2.2.1.1	The Specification may be amended by the Seller through a Manufacturer Specification Change Notice (“MSCN”), which shall be substantially in the form set out in Exhibit B hereto and shall set out the MSCN’s Aircraft embodiment rank as well as, in detail, the particular change to be made to the Specification and the effect, if any, of such change on ***.

2.2.2.1.2	***

2.2.2.2	In the event of the Seller revising the Specification to incorporate Development Changes which have no adverse effect on any of the elements as set forth in 2.2.2.1.2 above, such revision shall be performed by the Seller without the Buyer’s consent. In such cases, the Buyer shall have access to the details of such changes through the relevant application in AirbusWorld.

2.2.2.3	***

2.2.2.4	The Seller shall provide the Buyer with a milestone chart reflecting, in terms of minimum lead-times prior to delivery of the first Aircraft of a type, the dates when a mutual agreement shall be reached by way of execution of an SCN to integrate the Buyer specific features into the industrial process.

2.3	Propulsion Systems

2.3.1	The Airframe shall be equipped with either (i) a set of two (2) CFM INTERNATIONAL (“CFM”) LEAP Propulsion Systems or (ii) a set of two (2) PRATT & WHITNEY (“PW”) PW1100G-JM Propulsion Systems (the “Propulsion Systems”), as detailed below:

Aircraft	CFM	PW
A319 Aircraft	LEAP***	PW***
A320 Aircraft	LEAP***	PW***
A321 Aircraft	LEAP***	PW***

AET means Airbus Equivalent Thrust

2.3.2	The Buyer hereby confirms to the Seller that the Buyer has selected CFM Propulsion Systems for the ***.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 2 to LETTER AGREEMENT N° 2

With respect to the remaining ***, Propulsions Systems shall be selected and such selection notified in writing to the Seller not later than ***.

2.4	Customization

2.4.1	Customization Milestones Chart

Within a reasonable period *** following signature of the Agreement, the Seller shall provide the Buyer with a customization milestones chart (the “Customization Milestones Chart”). The chart will set out the minimum lead times prior to the Scheduled Delivery Month of the Aircraft when a mutual agreement shall be reached (execution of a SCN) in order to integrate into the Specification any items requested by the Buyer from the Seller’s catalogues of Specification change options (the “Option Catalogues”).

2.4.2	Contractual Definition Freeze

The Customization Milestone Chart shall in particular define the date(s) by which the contractual definition of the Aircraft must be finalized and all SCNs need to have been executed by the Buyer (the “Contractual Definition Freeze” or “CDF”) in order to enable their incorporation into the manufacturing of the Aircraft and Delivery of the Aircraft in the Scheduled Delivery Month. Each such date shall be referred to as a “CDF Date”.

***

2.4.3	In consideration of the Buyer’s initial order under the 2011 Agreement for Batch 1 Aircraft, for the purpose of this clause 2.4, the Buyer shall be entitled to up to two (2) linefit cabin baseline definitions for each of the three Aircraft Types.

2.5	Propulsion Systems and BFE Concessions

Concessions which may be provided by the applicable Propulsion Systems Manufacturer and BFE Suppliers shall be negotiated directly between the Buyer and such Propulsion Systems Manufacturer and BFE Suppliers.

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 9 to LETTER AGREEMENT N° 2

9	DELIVERY

9.1	Delivery Schedule

9.1.1	Subject to Clauses 2, 7, 8, 10, 11 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following scheduled delivery period (the “Scheduled Delivery Period”):

***

9.1.2	When a Scheduled Delivery Period of an Aircraft is a month, such month shall be, with respect to such Aircraft, the “Scheduled Delivery Month”.

***

For the purpose of Clause 5.3 of the Agreement, until a Scheduled Delivery Month has been notified pursuant to *** above, the Scheduled Delivery Month of an Aircraft shall be deemed (a) the *** month of its Scheduled Delivery Period when such Scheduled Delivery Period is a ***, and (b) the *** month of its Scheduled Delivery Period when such Scheduled Delivery Period is a ***.

9.1.3	***

9.2	Delivery Process

9.2.1	The Buyer shall, within *** after the date on which the Aircraft is Ready for Delivery, sign the Certificate of Acceptance, pay the Balance of the Final Price, send its representatives to the Delivery Location, take Delivery of the Aircraft and fly the Aircraft away from the Delivery Location.

9.2.2	The Seller shall deliver and transfer *** title to the Aircraft to the Buyer free and clear of all liens, claims, charges, security interests and all encumbrances of any kind whatsoever (except for any liens or encumbrances created by or on behalf of the Buyer) provided that (i) the Balance of the Final Price and any other amounts *** have been paid by the Buyer to the Seller and (ii) the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller shall provide the Buyer with a bill of sale in the form of Exhibit E (the “Bill of Sale”) and/or such other documentation *** confirming transfer of good and valid title and receipt of the Final Price as may reasonably be requested by the Buyer. Title to and risk of loss of or damage to the Aircraft shall pass to the Buyer at Delivery.

Delivery (“Delivery”) shall be deemed to have occurred when (i) and (ii) above have occurred; and the Seller has provided the Buyer with the Bill of Sale ***.

9.2.3	***

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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APPENDIX 9 to LETTER AGREEMENT N° 2

9.3	Fly away

9.3.1	The Buyer and the Seller shall co-operate to obtain any licenses, permits and approvals which may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

9.3.2	***

***	Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

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